As filed with the Securities and Exchange Commission on May 21, 2012

Registration No. 333-159007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INSPERITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0479645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas	77339-3802
(Address of Principal Executive Offices)	(zip code)

INSPERITY, INC. 2001 INCENTIVE PLAN
(Full title of the plan)

Daniel D. Herink
Senior Vice President, Legal, General Counsel and Secretary
Insperity, Inc.
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
(281) 358-8986
(Name, address and telephone number, including area code, of agent for service)

copy  to:

Kelly B. Rose
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002
(713) 229-1796

EXPLANATORY NOTE

This Post-Effective Amendment on Form S-8 relates to the Registration Statement on Form S-8 (Registration No. 333-159007) of Insperity, Inc. (the “Company”) filed May 6, 2009.  The Registration Statement registered 1,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), which were to be offered and sold pursuant the Insperity, Inc. 2001 Incentive Plan (the “Prior Plan”). The Company has since adopted a new equity incentive plan, the Insperity, Inc. 2012 Incentive Plan, (the “New Plan”), which was approved by the Company’s shareholders on May 15, 2012.  According to the terms of the New Plan, shares that were available for grant under the Prior Plan that were not granted under the Prior Plan will be available for issuance under the New Plan (the “Carried Forward Shares”).   No future awards will be made under the Prior Plan. The total number of Carried Forward Shares under the Prior Plan is 561,805 shares.  The Carried Forward Shares are hereby deregistered.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingwood, State of Texas, on May 21, 2012.

INSPERITY, INC.

By	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President, Legal, General Counsel and Secretary

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